CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 EXHIBIT 10.4.24

                                GEOTHERMAL LEASE

         THIS LEASE is made this 31st day of August, 1983, by and between MAGMA
ENERGY, INC., ("Lessor") a Nevada corporation, as Lessor, and HOLT GEOTHERMAL
COMPANY, ("Lessee") a California corporation, as Lessee.

                                    Recitals

         Lessor has heretofore drilled certain wells and developed certain geothermal resources on the land and premises hereinafter described. Lessee desires to undertake to develop additional geothermal resources on said land and to construct thereon facilities to utilize geothermal resources for the generation of electric power, utilizing the Magmamax power process, a proprietary and patented process owned by Lessor for generating electric power utilizing geothermal resources, the U.S. patent number thereon being 3,757,516,
Lessee desires, in addition to a non-exclusive license to utilize on and limited to the leased land the Magmamax power process, to use a portion of said land for electric power generating facilities and to obtain, on a continuing basis and subject to License Agreement, the benefit of Lessor's continuing knowledge and experience with respect to the Magmamax process and to have the non-exclusive right to utilize any new developments or improvements of the Magmamax process on and limited to the leased land.

         1. WITNESSETH: that in consideration of the agreements contained herein, the parties hereby enter into a lease of the hereinafter described land
(the "leased land") by Lessor to Lessee and concurrently herewith, and as part of one integrated transaction, the parties shall enter into a License Agreement with respect to the leased land and with respect to the use by Lessee of the
Magmamax power process. In consideration of the agreements contained herein, the
Lessor does grant, lease, let and demise unto the Lessee, its successors and assigns, the leased land with the sole and exclusive right to the Lessee to enter upon and to use and occupy the leased land to explore for, drill for, develop, mine, produce and use the natural heat of the earth, the energy, in whatever form, below the surface of the earth present in, resulting from, or created by, or which may be extracted from, such natural heat, and all minerals in solution or other products obtained from naturally heated fluids, brines, associated gases, and steam, in whatever form, found below the surface of the earth ("geothermal resources") and to take, store, remove, dispose of and use same and for uses and purposes incidental thereto, together with the right to use the leased land and to construct and maintain any and all facilities thereon and therein as may be necessary for Lessee's operations on the leased land or other lands in the vicinity of the leased land, and for use of the geothermal resources including but not limited to well sites, pipelines, power plants, power transmission lines, power stations, tanks, ponds, wells for injection or reinjection of waste water, gases and other residual products, roads, and other structures and installations. Lessor retains all rights to use and occupy the surface and subsurface of the leased land for all purposes, provided that such use or occupancy shall not unreasonably interfere with the rights of Lessee under this Lease.

         2. Description. The leased land is described in Exhibit "A" attached hereto and made a part hereof. In addition to the above-described leased land, this Lease also covers

                                      -2-

accretions and any small strips or parcels of land now or here after owned by
Lessor which are contiguous or adjacent to the above-described leased land.
Lessor agrees to execute at Lessee's request any additional or supplemental instruments for a more complete or accurate description of the land so covered.

         3. Term. TO HAVE AND TO HOLD the leased land for a period of thirty
(30) years from the date hereof ("primary term") and so long thereafter as any geothermal resources are produced therefrom, or are capable of being produced therefrom, or drilling or producing operations are conducted thereon, or excused under the terms hereof.

         4. Commencement of Operations. Within eighteen (18) months after the effective date of this Lease, Lessee shall Commence and diligently continue the drilling of one or more wells for production of geothermal resources from the leased land until Lessee shall have satisfied itself that sufficient geothermal resources are obtainable to supply the needs of a Power plant or power plants of a gross capacity of ten (10) or more megawatts. If, within six (6) months after commencement of drilling the first well on the leased land, Lessee determines in its sole judgment that it is not able to develop on the leased land a sufficient quantity of geothermal resources to warrant installation of one or more power plants for generating electricity therefrom, Lessee may, upon notice given to
Lessor within thirty (30) days after expiration of such six (6) month period, terminate and be freed of all obligations under this Lease. If Lessee elects not to so terminate this Lease, Lessee shall proceed with the drilling of such well or wells as it deems appropriate to supply the requisite quantity of geothermal resources for operation of a power plant or power plants and shall proceed diligently and in good faith with construction of a power plant or power plants on the leased land for generation of electricity utilizing the geothermal resources.

         5. Royalty. Lessee shall pay to Lessor as royalty during the full term of this Lease compensations as follows: (a) As to ***, Lessee shall pay to
Lessor *** received by Lessee. The said payment shall be deemed to embrace a payment of *** and *** as payment for the said non-exclusive license, for surface land use and for Lessee's agreement to make available to Lessor subject to License Agreement its continuing knowledge and experience with respect to the
*** and the right to utilize new developments or improvements thereof on the leased land; (b) ***, Lessee shall pay to Lessor *** received by Lessee. The said payment shall be deemed to embrace a payment of *** as payment for the said non-exclusive license, for surface land use and for Lessor's agreement to make available to Lessee subject to License Agreement its continuing knowledge and experience with respect to the *** and the right to utilize new developments or improvements thereof on the leased land; (c) The payment by Lessee to Lessor of the total compensations provided for in subparagraphs (a) and (b) hereof, when due, for the full term of this Lease is a condition to the continuation of
Lessee's rights under this Lease and its right to use or occupy the leased land or any part thereof. In the event Lessee Shall

*** Confidential material redacted and filed separately with the Commission.

                                      -3-

default under any covenant or condition of this Lease and fail to remedy such default or to commence in good faith remedy such default, if such default cannot be remedied within the notice period, Lessor shall have the right, upon expiration of sixty (60) days written notice of default, to terminate this Lease and all of Lessee's rights hereunder. The term ***. Lessee shall pay to Lessor royalty on the last day of each month for accrued royalties for the preceding calendar month. If the geothermal resources produced from the leased land are insufficient for operation of Lessee's plant or plants at a ***, at the request of Lessee, Lessor may supply geothermal resources from other land and the ***%
royalty rate shall apply to ***. If Lessor is unable to provide sufficient geothermal resources, Lessee may secure geothermal resources from other lands without paying royalty to Lessor on the geothermal resources so secured. Lessee shall have the right to *** and to pay Lessor's royalty ***. Lessee shall not be required to pay royalty on any ***.

         6. License Agreement. Lessor agrees to grant to Lessee, by separate agreement entered into concurrently herewith, a non-exclusive license to utilize on and limited to the leased land for the term of this Lease Lessor's patented
Magmamax power process and improvements thereof. Together with said license,
Lessor will agree to make available to Lessee without additional consideration,
Lessor's continuing knowledge and experience with respect to said process. In the event Lessee shall develop any patentable improvements to the Magmamax power process, Lessor shall be entitled to a non-exclusive royalty free license with respect thereto.

         7. Plant Expansion. Lessee shall have the right to increase the capacity of its plant or build additional plants on the leased land if operations under this Lease demonstrate the availability of an adequate supply of geothermal resources on the same terms and conditions as set forth herein.
Lessee shall have the right of first refusal for the development of electricity available from geothermal resources on adjacent or nearby lands leased or otherwise controlled by Lessor, in the event Lessee's operation proves the adequacy of the geothermal resources and the commercial feasibility of producing electricity therefrom. Lessee shall have four (4) years from the date of firm operation of the plant to determine if an increase in plant and production capacity is warranted by the geothermal resources underlying the leased land on the basis of its operations. Lessee will notify Lessor of its determination on or before the fourth anniversary of said date. If an increase in the size of the plant or construction of additional plants is not warranted in Lessee's sole judgment, Lessee will relinquish its rights to the surface area not actually used for the original plant or plants, gathering and injection lines, and wells,
Lessor shall assume full responsibility for compliance with any necessary governmental approvals of such a relinquishment by Lessee. A release of surface rights to any part of the leased land shall not constitute a release of any part of the geothermal resources underlying the leased land.

         8. Reinjection. Lessee shall have the right to drill such well or wells on the leased land as Lessee may deem desirable, including wells for injection or reinjection purposes, and shall have the right to dispose in any such wells waste brine, water and other substances, waste

*** Confidential material redacted and filed separately with the Commission.

                                      -4-

products from a well, or wells, power plants or other facilities, located on the leased land or from wells, power plants or other facilities, located in the vicinity of the leased land. Lessee shall have the right to freely transfer geothermal resources from wells located on the leased land, or other lands in the vicinity of the leased land, to and from the leased land and to inject geothermal resources into a well or wells located on the leased land.

         9. Inspection by Lessor. Lessor, or its agents, at Lessor's sole risk, may during hours of operation examine the leased land and the workings, installations and structures thereto and operations of Lessee thereon, and may at reasonable times inspect the books and records of Lessee with respect to production and operations and matters pertaining to the payment of royalties to
Lessor. Lessee shall make available to Lessor all of Lessee's information and operating experience as to producing and injection wells and the installed electric generating facilities. Lessee shall also furnish to Lessor all drilling, engineering and geological reports, tests and logs as to all wells drilled on said land. Lessor retains the right to utilize the leased land for any and all purposes provided that such use shall not unreasonably interfere with Lessee's operations thereon. Lessor, its employees, representatives and permittees retain the right at all times to enter upon the leased land and to view all operations and activities of Lessee thereon, provided that Lessee shall not be liable to Lessor or to any such persons for personal injury or property damage not resulting from any negligent act or omission of Lessee. Lessor shall maintain all information gained by such inspection in strict confidence and shall not disclose any of such information to third parties without advance written permission of Lessee.

         10. Warranty of Title. Lessor hereby warrants that it has clear title to the leased land and the geothermal resources contained therein, agrees to defend title conveyed to Lessee under this Lease, and agrees that Lessee, at
Lessee's option, may pay and discharge any taxes, mortgages or liens existing, levied or assessed on or against the leased land. If Lessee exercises such option, Lessee shall be subrogated to the rights of the party to whom payment is made to the extent of all payments costs and expenses, including attorneys'
fees, and, in addition to its other rights, may reimburse itself out of any royalties otherwise payable to Lessor. In the event Lessee is made aware of any claim inconsistent with Lessor's title, Lessee may suspend the payment of royalties under this Lease, without interest, until Lessee has been furnished satisfactory evidence that such claim has been resolved.

         11. Lesser Interest. If the Lessor or any party Lessor owns a lesser interest in the geothermal resources under this Lease than the entire and undivided fee estate herein, then the royalty herein provided as to geothermal resources shall be paid to the Lessor or such party Lessor only in the proportion which his ownership bears to the whole and undivided fee. Lessor shall bear the entire cost of any underlying royalty interest in the fee estate or otherwise.

         12. Removal. Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon the leased land by or pursuant to permission of Lessee, provided that if such removal should occur after termination of all rights granted herein, it shall be completed within a reasonable time thereafter. Lessee agrees after termination of this Lease to leave the leased land in a clean condition and to level sump holes or excavations.

                                      -5-

         13. Implied Covenants. This Lease constitutes and expresses the entire agreement between the parties and no implied covenant of any kind shall be read into it and in particular there shall not be read into it any implied covenant requiring Lessee to commence or to continue to conduct more drilling or other operations on the leased land or to drill more wells thereon or fixing any greater measure of diligence than Lessee has herein expressly agreed to.

         14. Ancillary Rights. In exploring for, developing, producing, using and marketing geothermal resources on the leased land, Lessee shall have the right of ingress and egress along with the right to conduct such operations on the leased land as may be reasonably necessary for such purposes, including but not limited to geophysical operations, the drilling of wells, and the construction and use of roads, canals, pipelines, tanks, water wells, disposal wells, injection wells, pits, electric and telephone lines, power stations and plants, and other facilities deemed necessary by Lessee to discover, produces, store, treat or transport geothermal resources and easements necessary thereto.
Lessee may use in such operations, free of cost, any water or other substances produced on the leased land. The right of ingress and egress granted hereby shall apply to the entire leased land described, notwithstanding any partial release or other termination of this Lease with respect thereto.

         15. Breach or Default. In the event at any time after four (4) years from the date hereof Lessee shall sell electrical power from said leased land in any amount less than two (2) megawatts gross generating capacity and if such condition continues for a period of one (1) year (the generating output would be computed on an average for said one year), Lessor shall have the right to consider the aforesaid event a default under this Lease, provided that Lessee shall not be required to produce and sell electricity in excess of the reservoir capability of the leased land. If Lessee at any time during the term of this
Lease and Agreement determines in good faith that it is uneconomic or not feasible to continue its operations on the leased land, Lessee shall have the right to terminate this Lease and to relinquish its rights under this lease. In the event of termination Lessee shall execute and deliver appropriate instruments to clear title to the leased land and shall remove surface facilities and provide for wells as herein provided in the event of termination due to Lessee's default. No litigation shall be initiated by Lessor with respect to any breach or default by Lessee under this Lease, for a period of at least ninety (90) days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to begin to remedy the breach or default within such period. In the event the matter is litigated and there is a final judicial determination that a breach has occurred, this Lease shall not be forfeited or cancelled in whole or in part unless Lessee is given a reasonable time after such judicial determination to remedy the breach or default and Lessee fails to do so.

         16. Forbearance by Lessor. If any default shall occur which entitles
Lessor to terminate this Lease, Lessor shall have no right to terminate this
Lease unless, following the expiration of the period of time given to Lessee to cure such default, Lessor shall notify any beneficiary under a deed of trust covering all or any part of the leased land ("Mortgagee") of Lessor's intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination (the "Termination Notice"). Lessor shall have no right to terminate this Lease if after delivering the Termination Notice to Mortgagee any of the following occurs: (a) In the case of a default in the payment of royalties, Mortgagee shall notify Lessor of Mortgagee's desire to cure such default, and Mortgagee shall pay or cause to be paid all royalties, and any other payments then due and in arrears as specified in the Termination Notice, as well as such

                                      -6-

sums which may become due during such thirty day period, or extended period as provided in subsection (c) below; (b) In the case of a default which does not involve the payment of money but is reasonably susceptible of being cured by
Mortgagee, Mortgagee shall notify Lessor of Mortgagee's desire to cure such default, and Mortgagee shall comply, or in good faith and with reasonable diligence commence to comply, with all such nonmonetary requirements of this
Lease then in default and diligently pursue such cure to completion, subject to paragraph 17; (a) In the case of a default not reasonably susceptible of being cured by Mortgagee, including failure of production, or in the event Mortgagee is complying with the requirements of subsections (a) or (b) above, this Lease shall not terminate provided (i) within ninety (90) days after the giving by
Lessor of the Termination Notice, Mortgagee gives written notice to Lessor of
Mortgagee's intention to foreclose its deed of trust, and (ii) Mortgagee, within ninety (90) days after the giving of the Termination Notice commences foreclosure or similar proceedings under its deed of trust for the purpose of acquiring Lessee's interest in this Lease and thereafter diligently prosecutes the same (provided however, that if Mortgagee is restrained by a court of competent jurisdiction from so proceeding, the time periods set forth above shall be tolled), and (iii) either Mortgagee or any other purchaser of Lessee's interest under this Lease, within a reasonable time after the acquisition of such interest, commences production, or otherwise cures all defaults hereunder susceptible of being cured by Mortgagee or such purchaser. No cancellation, surrender or modification of this Lease shall be effective unless consented to in writing by any Mortgagee.

         17. Force Majeure. Lessee's obligations under this Lease shall be suspended until expiration of ninety (90) days after removal of cause for suspension and the term of this Lease and the period for removal of Lessee's property in the event of termination shall be extended while Lessee is prevented from complying therewith by strikes, lockouts, riots, action of the elements, accidents, delays in transportation, inability to secure labor or materials in the open market, laws, rules, or regulations of any Federal, State, Municipal or other governmental agency, authority, or representative having jurisdiction, inability to secure or absence of a market for commercial sale of geothermal resources from the leased land; or by other matters or conditions beyond the reasonable control of Lessee, whether or not similar to the conditions or matters specifically enumerated in this Paragraph.

         18. Liens, Taxes and Insurance. Lessee shall hold harmless, indemnify and defend Lessor against all claims, demands, actions and causes of action for injury or death to persons, damage or destruction of property unless caused by the negligence or misconduct of Lessor, mechanic's and material man's liens arising out of or by virtue of Lessee's rights or exercise of any rights under this Lease, operations on the leased land or any acts or omissions by Lessee, and Lessee undertakes and agrees to obtain and maintain insurance coverage, naming Lessor as additional insured, in an amount not less than ten million dollars ($10,000,000) principal amount to protect Lessor against any such claims. Lessee shall pay all taxes levied and assessed against all structures, improvements and personal property placed upon the leased land by Lessee. Lessor shall pay all taxes levied and assessed against the leased land as such including the geothermal resources and the right to production thereof and against any rights therein not covered by this Lease and shall pay all taxes levied and assessed against all structures and improvements placed on the leased land by Lessor. Lessee, at its own expense, prior to commencing operations on the leased land, shall obtain, and thereafter while this Lease is in effect shall maintain, adequate Workers' Compensation Insurance.

                                      -7-

         19. Assignment. Except as provided in this Paragraph, the interest of either Lessor or Lessee under this Lease may be assigned, devised or otherwise transferred in whole or in part, by area and by depth or zone and the rights and obligations shall extend to their respective heirs, devisees, executors, administrators, successors and assigns. No change in Lessor's ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee under this Lease and no change in ownership shall be binding on Lessee until sixty (60) days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee, Lessee shall not transfer, assign or reassign its interest in whole or in part in this Lease without the consent of Lessor, which consent shall not be unreasonably withheld, provided that this Lease may be hypothecated for the benefit of any creditor of Lessee or Lessee's successor in interest. If Lessee transfers its interest under this Lease in whole or in part,
Lessee shall be relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred.

         20. Notice. Any notice from the Lessor to the Lessee must be given by sending the same by registered or certified mail, postage prepaid, addressed to its office at 1301 Chelton Way, South Pasadena, California 91030, and any notice from the Lessee to the Lessor must be given in the same manner addressed to the
Lessor at 631 South Witmer Street, Los Angeles, California 90017. The parties may, upon notice, change their said respective addresses for notice.

         21. Severability. If any provision of this Lease shall be found or declared to be null, void or unenforceable for any reason whatsoever by any
Court of competent jurisdiction, then and in such event only such provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, which remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties, it being specifically understood and agreed that the provisions of this Lease are severable for the purposes of the provisions of this Paragraph. This Lease shall not in any event extend beyond such term as may be legally permissible under applicable laws, and should any such applicable law limit the term to less than that provided in Paragraph 3, then this Lease shall not be void but shall be deemed to be in existence for such term and no longer.

         22. Integration. This Lease constitutes the entire agreement between the parties and supersedes all other agreements and understandings, whether oral or written, the parties may have in connection therewith, including the March 3,
1982, Letter of Intent to enter into this Lease, and say be modified or terminated only by a writing signed by the parties.

         23.      Binding  Effect.  This Lease shall extend to and be binding upon the heirs,  executors, administrators, grantees, successors and assigns of the parties.

     IN WITNESS WHEREOF the parties hereto have executed this Lease effective as of the date first written above.

HOLT GEOTHERMAL COMPANY                     MAGMA ENERGY, INC.

By: /s/ Indecipherable                      By: /s/ Indecipherable
    ----------------------------                ----------------------------
    President                                   Chairman

Attest: /s/ W.E. Viney                      Attest: /s/ Indecipherable
        ------------------------                    ------------------------
        Secretary                                   Secretary

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )

     On 31 August 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Ben Holt, known to me to be the
President, and W.E. Viney, known to me to be the Secretary of Holt Geothermal
Company, the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

/s/ Betty J. Peterson
---------------------------
Betty J. Peterson

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )

     On August 31, 1983 before me, the undersigned, a Notary Public in and for said County and State, personally appeared B.C. McCabe, known to me to be the
Chairman, and Joseph W. Aidlin, known to me to be Secretary of Magma Energy,
Inc., the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

WITNESSETH my hand and offical seal.

/s/ April L. Wogatzke
---------------------------
April L. Wogatzke

                                 FIRST AMENDMENT
                               TO GEOTHERMAL LEASE

         THIS FIRST AMENDMENT TO GEOTHERMAL LEASE (the "Amendment") is made and entered into effective as of April 30, 1987 (the "Effective Date") by and between Magma Energy, Inc., a Nevada corporation (the "Lessor") and
Mammoth-Pacific, a California general partnership (the "Lessee"), collectively referred to herein as the "Parties".

                                    Recitals

         WHEREAS, the Parties made and entered into that certain Geothermal
Lease dated the 31st day of August, 1983, by and between Lessor and Holt
Geothermal Company, to which Lessee is the successor-in-interest as Lessee (the
"Lease"), a copy of which is attached as Exhibit "A" to this Amendment and incorporated by reference herein; and

         WHEREAS, the Parties now desire to modify the Lease with respect to the royalties to be paid by Lessee to Lessor in connection with the operation of one or more electric power plants fueled by geothermal resources underlying the leased land, the expansion of the existing electric power plant and the construction of additional electric power plants, and any other matters referred to herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree to amend the Lease as follows:

         1. Paragraph 3 of the Lease is hereby deleted in its entirety and a new
Paragraph 3, reading as follows, is substituted in its place instead:

         3. Term. TO HAVE AND TO HOLD the leased land for a period of thirty
(30) years from the date hereof (the "primary term") and so long thereafter as electricity is produced on the leased land from the geothermal resources therein, or excused under the terms of Paragraph 17 of this Lease.

         2. Paragraph 5 of the Lease is hereby deleted in its entirety and a new
Paragraph 5, reading as follows, is substituted in its place instead:

         5. Royalty. Lessee shall pay to Lessor as royalty during the balance of the full term of this Lease compensation as follows:

         5.1 *** Royalty. As to electricity or other energy generated by ***
Lessee shall pay to Lessor as royalties during the balance of the full term of the Lease the following percentage of the "***", as such term is defined below, received by Lessee from ***, together with *** as such term is defined at
Subparagraph 5.3 below:

*** Confidential material redacted and filed separately with the Commission.

         (a) From April 1, 1987, and for a period of twenty-four (24)
consecutive months thereafter, *** as such term is defined at Subparagraph 5.3 below, and applicable "***" as such term is defined at Subparagraph 5.3 below;

         (b) From the date following the conclusion of the period set out in
Subparagraph 5.1(a), above, and for a period of twelve (12) consecutive, months thereafter, *** as such term is defined at Subparagraph 5.3 below, and applicable "***" as such term is defined at Subparagraph 5.3 below;

         (c) From the date following the conclusion of the period set out in
Subparagraph 5.1(b), above, and for a period of twelve (12) consecutive months thereafter, *** and applicable "***" as such term is defined at Subparagraph 5.3 below; and,

         (d) From the date following the conclusion of the period set out in
Subparagraph 5.1(c), above, and for the balance of the term of this Lease, ***
as such term is defined at Subparagraph 5.3 below.

         For all purposes herein, the term "Gross Proceeds" shall mean (i) with respect to the Existing Plant, all accounts received by Lessee, directly or indirectly, from the sale to others of electricity, including energy and capacity payments, or energy in any other form, produced on the leased land from the geothermal resources therein or, if applicable, the "Adjacent Lease", as such term is defined at Subparagraph 5.8 below, and (ii) with respect to the
"New Plants", as such term is defined at Subparagraph 5.2 below, all accounts received by Lessee, directly and indirectly, from the sale to others of electricity, including energy and capacity payments, or energy in any other form produced from any lands or geothermal resources without regard to ownership thereof.

         5.2 *** Royalty. As to electricity or other energy generated by all additional plants utilizing the *** Lessee shall pay to Lessor for the balance of the full term of the Lease *** together with applicable "***" as such term is defined at Subparagraph 5.3 below.

         5.3 *** Royalties. The *** payable by Lessee to Lessor with respect to the Existing Plant and each new Plant pursuant to Subparagraphs 5.1 and 5.2 above, shall be augmented by additional *** attached to this Amendment and incorporated by reference herein. Except as otherwise provided at Subparagraph
5.1(a), (b) and (c) above, the *** shall be applied to ***. The term "***" for each such plant shall mean the forecasts of ***

*** Confidential material redacted and filed separately with the Commission.

                                      -9-

determined as set forth in *** to this Amendment. For all *** from the *** and each of the ***, respectively in excess of the *** (the "***") for such plants, the Bonus Royalties shall be applied to calculate the total amount of royalty payable to Lessor.

         5.4 Inflation Adjustment. The applicable Baseline Revenue for each of the plants shall not be subject to adjustment during the fixed price period of any power purchase agreement associated with such plant. The Baseline Revenue for each of the plants shall be adjusted annually for all years after expiration of the period of firm prices provided in the power purchase agreement associated with such plant to account for the difference between an assumed inflation rate of five percent (5%) per annum and the actual inflation experienced (the
"Inflation Adjustment"). For the purpose of the Inflation Adjustment, the
"Actual Inflation" shall be determined from comparison of the value of the
Producer Price Index for Finished Goods Excluding Food (the "Inflation Index")
on December 31st of the then current year to the value of the Inflation Index on
December 31, 1986. The Actual Inflation shall be equal to the ratio of the value of the Inflation Index on December 31, of the then current year to the value of the Inflation Index on December 31, 1986. The "Assumed Inflation" shall be equal to one and five hundredths ("1.05") raised to a power equal to the number of years between 1986 and the then current year. The "Inflation Adjustment Factor"
shall be equal to the Actual Inflation divided by the Assumed Inflation. The
"Adjusted Baseline Revenue" for each year shall be determined by multiplying the
Baseline Revenue for each year by the Inflation Adjustment Factor.

         In determining the foregoing Inflation Adjustment, the percentage of increase or decrease in the Inflation Index shall be calculated to the nearest one hundredth of one percent (1/100th of 1%). Percentage changes in the
Inflation Index shall be calculated based on the original released United States
Department of Labor, Bureau of Labor Statistics published data with the base
"1967-100" until a new base period is established. Calculations shall be made based on data on the new base period from that time forward. If, for any reason, the statistics complied by the United States Department of Labor, Bureau of
Labor Statistics and referred to above, are not available for use for the foregoing adjustment, an adjustment shall be made by mutual agreement of Lessor and Lessee. If the United States Department of Labor, Bureau of Labor Statistics
designates an index with a new title and/or code number as being continuous with the Inflation Index then such new index shall be used for the foregoing adjustment.

         5.5 Consequences of Default by Lessee. The payment when due by Lessee to Lessor of the total compensation provided for in this Paragraph 5, for the balance of the full term of the Lease, is a condition to the continuation of
Lessee's rights under the Lease and its right to use or occupy the leased land or any part thereof. In the event that Lessee shall default under any covenant or condition of the Lease and shall fail to remedy such default or to commence in good faith to remedy such default, if such default cannot be remedied within the notice period, Lessor shall have the right, upon expiration of sixty (60)
days written notice of default, to terminate the Lease and all of Lessee's rights hereunder.

         5.6 Payment of Royalties. Lessee shall pay to Lessor the Base
Royalties, and any applicable Bonus Royalties, on the last day of each month for accrued royalties for the preceding calendar month. Lessee shall calculate the amount of actual Bonus Royalties due under the Lease at the end of each calendar year during the term of the Lease, and shall make payment of

*** Confidential material redacted and filed separately with the Commission.

                                      -10-

any underpayment to Lessor or Lessor shall make payment of any overpayment to
Lessee, as the case may be, for any amount due (the "Additional Royalties") and payable no later than forty-five (45) days after the end of each calendar year during the term of the Lease. When applicable under Subparagraph 5.4 above,
Inflation Adjustments to the Baseline Revenue resulting from application of the
Inflation Index shall be made on a dollar basis by each January 31st during the term of the Lease before calculating the actual Bonus Royalties. The Baseline
Revenue for the first year of operation for any New Plant shall be prorated from the date of first delivery to the end of the calendar year to adjust for differences in actual and forecasted revenue set forth in the schedules of
Baseline Revenue established for such plant.

         5.7 Insufficiency of Geothermal Resources. (a) With respect to both the
Existing Plant and any New Plants or any "Additional Plants," as such term is defined at Subparagraph 5.9 below, built on the leased land or the "Adjacent
Lease", as such term is defined at Subparagraph 5.8 below, Lessee shall utilize geothermal resources produced from the leased land and/or the "Adjacent Lease".
If the geothermal resources obtainable from the leased land and the Adjacent
Lease are insufficient for operation of the Existing Plant, any New Plant, or any Additional Plant at their respective average capacity during the preceding three (3) calendar years, Lessor may, but shall not be obligated to, make available geothermal resources from other lands at the applicable royalty rates provided in Subparagraphs 5.1, 5.2 and 5.3 above. In such cast, Lessor shall pay all underlying, overriding, or other form of royalty or production payment, net revenue interest, or other form of compensation payable to the United States of
America or any other third party on geothermal resources supplied from such other land. If Lessor is unwilling or unable, as provided above, to make available sufficient geothermal resources for the Existing Plant or for any such
New Plant or any such Additional Plant, Lessee may secure geothermal resources from other lands ("Other Lands") for any such plant without paying royalty to
Lessor on the geothermal resources so secured. In such a case, Lessee shall have the right to commingle the geothermal resources provided with geothermal resources provided from such Other Lands and to pay Lessor's royalty on the basis of production allocable to the leased land and the Adjacent Lease, and the
Other Lands made available by Lessee, as determined by metering or gauging same.

         (b) With respect to any New Plant built on land other than the leased land or the Adjacent Lease, Lessee shall pay Lessor the full royalty due under
Subparagraphs 5.2 and 5.3 above regardless of the source of the geothermal resources, in accordance with definition of Gross Proceeds in Subparagraph 5.1 above and the last sentence of Subparagraph 7.1 below, and the provisions of
Subparagraph 5.7 (a) above shall have no application.

         5.8 Unitization of Geothermal Resources. Lessor may not voluntarily commit federal Geothermal Lease Number CA-11667-A (the "Adjacent Lease") to any
unit or cooperative agreement without the prior written consent of Lessee and shall cooperate fully with Lessee, at no cost to Lessor, in accepting or opposing, as determined by Lessee any attempt to compel unitization or other form of joinder, of the Adjacent Lease pursuant to applicable laws and regulations including, but not limited to, the Geothermal Steam Act of 1970, and implementing regulations published at Title 43 Code of Federal Regulations, Part
3200, et seq., with all reasonable expenses thereof to be borne by Lessee. In the event that the Adjacent Lease becomes unitized or otherwise joined with any other land leased or otherwise controlled by Lessee, Lessor may not propose, or make any election with respect to, any "Participating Area",

                                      -11-

as such term is defined in applicable laws and regulations without the prior written consent of Lessee.

         5.9 Additional Plants. As to electricity or other energy generated by all additional plants built on the leased land or, if applicable, the Adjacent
Lease from geothermal resources therein, other than the Existing Plant or the
New Plants (the "Additional Plants"), Lessee shall pay to Lessor during the remainder of the full term of the Lease, royalties as provided at Subparagraphs
5.2, 5.3, 5.4, 5.6 and 5.7 above.

         5.10 Minimum Royalty. Notwithstanding Subparagraph 5.7 hereof, Lessee shall pay to Lessor during the remainder of the full term of the Lease, a minimum royalty of 3% of gross proceeds from the sale to others of electricity, including energy and capacity payments, or energy in any other form generated by plants built on the leased land or when applicable, the Adjacent Lease.

         5.11 No Guaranteed Internal Rate of Return. Lessor shall not be deemed to have guaranteed Lessee a minimum internal rate of return with respect to the
Existing Plant, any New Plant, or any Additional Plant.

         3. Paragraph 7 of the Lease is hereby deleted in its entirety and a new
Paragraph 7, reading as follows, is substituted in its place instead.

         7. Plant Expansion. Lessee shall have the right to expand its operations on the leased land, the Adjacent Lease, or any other lands without regard to ownership thereof beyond the capacity of the Existing Plant as follows:

         7.1 Plant Expansion. Subject to the provisions of Subparagraph 7.2 below, Lessee shall have the right to increase the capacity of the Existing
Plant or build the New Plants on the leased land, if operations under the Lease demonstrate the availability of an adequate supply of geothermal resources, on the terms and conditions set forth herein. Subject to the provisions of
Subparagraph 7.2 below and the first and second provisos to this sentence,
Lessee shall have the right of first refusal for the development of electricity available from utilization of geothermal resources underlying the Adjacent
Lease; provided that Lessee's operation proves the adequacy of the geothermal resources and the commercial feasibility of producing electricity therefrom; and
provided further, that Lessee shall have committed to construction of or more of the New Plants associated with the Standard Offer Number Four Power Purchase
Contracts between Lessee and Southern California Edison Company bearing Document
Numbers 2433H and 2435H (the "Standard Offer Number Four Contracts") or expanded the Existing Plant in an amount of no less than ten (10) megawatts nameplate rating prior to the expiration of the Standard Offer Number Four Contracts.

         Lessee hereby agrees to exercise good faith efforts to obtain all necessary governmental permits, authorizations, and approvals to build and operate two (2) New Plants on the leased land or on adjacent land leased or otherwise controlled by Lessor and, if it obtains governmental permits, authorizations, and approvals which, in its sole discretion, are such that make construction of the two New Plants economically viable, agrees to seek all necessary internal corporate and partnership authorizations, and sufficient financing for the construction of such

                                      -12-

two New Plants. In the event that Lessee is unable, in the exercise of good faith efforts, to obtain all necessary external and internal permits, authorizations, approval and financing to build and operate any New Plants or determine not to build any New Plants for any reason or no reason, Lessee shall proceed in accordance with the terms of Subparagraph 7.2, below. Regardless of ownership of the land or geothermal resource dedicated to any New Plant, Lessee shall pay Lessor royalties on the Gross Proceeds of such New Plants as provided in Subparagraphs 5.2 and 5.3, above.

         7.2 Consequences of Failure to Expand. If Lessee shall fail to complete prior to the expiration of the Standard Offer Number Four Contracts an increase in the capacity of the Existing Plant of no less than ten (10) megawatts nameplate rating or the construction of at least one (1) New Plant, Lessee shall relinquish to Lessor its rights under the Lease to the surface and subsurface area not actually used for the Existing Plant, gathering and injection lines, and wells and shall further relinquish its right to use the geothermal resource underlying the leased land or the Adjacent Lease for any purpose other than operating the Existing Plant as provided herein. If Lessee so relinquishes its rights to the surface and subsurface area and the geothermal resource, with respect to the surface and subsurface actually used for the Existing Plant, gathering and injection lines and wells, Lessee and Lessor shall jointly hold such rights on a non-interference basis. If Lessee so relinquishes the foregoing rights, Lessor shall have the right to utilize (i) the surface and subsurface not actually used for the Existing Plant, gathering and injection lines, and wells and the geothermal resources underlying the leased land, and (ii) the
Adjacent Lease, for any purpose; provided, however, Lessor may not exercise any of the foregoing reserved rights which, in the reasonable opinion of Lessee, might interfere with the operation of the Existing Plant.

         4.  A new Paragraph number 24 is hereby added to the Lease as follows:

         24. Upon request, Lessee shall provide Lessor with full access to review, and, with respect to Lessor operations on the leased land or Adjacent
Lease, to use without charge all geotechnical data, geotechnical reports, and documents containing geotechnical information of any kind related to Lessee's operations on the leased land.

         5. A new Paragraph number 25 is hereby added to the Lease as follows:

         25. Lessee hereby waives, discharges and releases Lessor from any and all claims of Lessee against Lesser, its directors, officers, employees or agents which have accrued prior to April 1, 1987 and which arose out of, in connection with, or relate to the negotiations of Lessees entering into, or
Lessor's performance or nonperformance of the Lease.

         6. As modified or added to by the terms of this Amendment, all terms and conditions of the Lease shall remain in full force and effect. All capitalized terms contained herein, unless otherwise defined, shall have the meaning ascribed to such terms in the Lease.

         IN WITNESS WHEREOF, this Amendment has been executed on the first date written above by the duly authorized representatives of the parties.

                                      -13-

         MAGMA ENERGY, INC., Lessor MAMMOTH-PACIFIC, Lessee

                                          By: PACIFIC GEOTHERMAL COMPANY,
                                              general partner of MAMMOTH-PACIFIC

         By: /s/ Indecipherable           By: /s/ Indecipherable
            --------------------------       --------------------------------

         Title: President & CEO           Title: President
               -----------------------          -----------------------------

                                      -14-

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

RALPH B. KOSTANT, ESQ.
WEISSBURG and ARONSON, INC.
2049 Century Park East, 32nd Floor
Los Angeles, California 90067-3271

                      SECOND AMENDMENT TO GEOTHERMAL LEASE

     THIS AMENDMENT TO GEOTHERMAL LEASE ("Amendment") is made and entered into effective as of January 1, 1990, by and among MAGMA POWER COMPANY, a Nevada corporation ("Lessor") and MAMMOTH-PACIFIC, L.P., a California limited partnership ("Lessee"), with reference to the following facts:

     A. Magma Energy, Inc., a Nevada corporation, and Holt Geothermal Company, a
California corporation, entered into that certain Geothermal Lease dated August
31, 1983, and recorded in memorandum form on September 6, 1983, in Book 389,
Page 37 of Official Records of Mono County, California (the "Lease").

     B. Magma Energy, Inc. has merged with and into Lessor, and Lessor is the successor-in-interest to Magma Energy, Inc., by operation of law, as fee owner of the real property covered by the Lease.

     C. By an Assignment of Lease dated August 31, 1983, and recorded in memorandum form on September 20, 1983, in Book 390, Page 90 of Official Records
of Mono County, California, Holt Geothermal Company assigned all of it right, title and interest in the Lease to Mammoth-Pacific, a California general partnership.

     D. The Lease was previously amended by the First Amendment to Geothermal
Lease dated April 30, 1987 between Magma Energy, Inc. and Mammoth-Pacific, a
California general partnership.

                                      -15-

     E. Pacific Geothermal Company, a California corporation and a general partner of Lessee, subsequently succeeded to all of Mammoth-Pacific, a
California general partnership's right, title and interest in the Lease. By an assignment dated January 29, 1990 and recorded in memorandum form on January 29,
1990 as Instrument No. 665, Official Records of Mono County, California, Pacific
Geothermal Company assigned an undivided 50% of all of its right, title and interest in the Lease to Lessee, and the remaining undivided fifty percent (50%)
of all of its right, title and interest in the Lease in equal shares to CD
Mammoth Lakes I, Inc., a Maryland corporation and _______ Mammoth Lakes II,
Inc., a Maryland corporation (collectively, the CD Companies); and the CD
Companies in the same assignment subsequently assigned all of such right, title and interest in the Lease to Lessee.

     F. Exhibit "A" to the Lease contains the following exception in the description of Parcel B of the leased premises EXCEPTING THEREFROM the surface of the Southwesterly three (3) acres, more or less, occupied by a lumberyard as of the date of this Lease.

     The area covered by this exception is referred to in this Amendment as the
"Excepted Acreage."

     G. Lessor and Lessee desire to amend the Lease to include the Excepted
Acreage in the leased premises, without, however, any warranty of title by
Lessor.

     NOW, THEREFORE, in consideration of the above-referenced facts, the agreements of Lessor and Lessee contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     1. The following language is deleted from Exhibit "A" to the Lease:

                                      -16-

     EXCEPTING THEREFROM the surface of the Southwesterly three (3) acres, more or less, occupied by a lumberyard as of the date of this Lease.

     2. From and after the date of this Amendment, the Excepted Acreage shall be part of the leased premises covered by the Lease, subject to all of the terms and conditions of the Lease, as amended, except as provided in paragraph 3 below.

     3. Notwithstanding anything set forth in the Lease, Lessor is leasing the
Excepted Acreage to Lessee without any warranties or representations of title whatsoever, including, without limitation, any warranty or representation that the Excepted Acreage is free and clear of leases and tenancies by others.

     EVIDENCING their agreement, Lessor and Lessee have executed this Amendment as of the date first written above.

     LESSOR:

     MAGMA POWER COMPANY, a Nevada
     corporation

     By: /s/ Jon R. Peele
     Name: (print): Jon R. Peele
     Title: Senior Vice President

     By: /s/ Wallace C. Dieckmann
     Name: (print) Wallace C. Dieckmann
     Title: Assistant Secretary

     LESSEE:

     MAMMOTH-PACIFIC, L.P., a California limited partnership

     By Pacific Geothermal Company, a California corporation, its Managing
     General Partner

     By: /s/ Claude Harvey
     Name: (print) Claude Harvey
     Title: Sr. Vice President

                                      -17-

                       THIRD AMENDMENT TO GEOTHERMAL LEASE

     THIS THIRD AMENDMENT TO GEOTHERMAL LEASE (the "Third Amendment") is made and entered into as of April 12, 1991, by and between MAGMA POWER COMPANY, a
Nevada corporation ("Lessor") and MAMMOTH-PACIFIC, L.P., a California limited partnership ("Lessee") with reference to the foregoing facts:

     A. Magma Energy, Inc., a Nevada corporation, and Holt Geothermal Company, a
California corporation, entered into that certain Geothermal Lease dated August
31, 1983, and recorded in memorandum form on September 6, 1983, in Book 389,
Page 37 of Official Records of Mono County, California (the "Original Lease").

     B. Magma Energy, Inc. has merged with and into Lessor, and Lessor is the successor-in-interest to Magma Energy, Inc., by operation of law, as fee owner of the real property covered by the Original Lease.

     C. By an Assignment of Lease dated August 31, 1983, and recorded in memorandum form on September 20, 1983, in Book 390, Page 90 of the Official
Records of Mono County, California, Holt Energy Company assigned all of its right, title and interest in the Original Lease to Mammoth-Pacific, a California
general partnership ("MPGP").

     D. The Original Lease was previously amended by the First Amendment to
Geothermal Lease dated as of April 30, 1987 between Magma Energy, Inc and MPGP
(the "First Amendment") and by the Second Amendment to Geothermal Lease dated as of January 1, 1990 between Lessor and MPGP (the "Second Amendment") (the
Original Lease, the First Amendment and the Second Amendment are referred to collectively herein as the "Lease").

     E. MPGP has dissolved and, as a result of such dissolution, Pacific
Geothermal Company, a California corporation ("PGC"), succeeded to 100% of
MPGP's interest in the Lease.

     F. PGC is a general partner of Lessee, holding not less than 50% interests in both partnership capital and profits.

     G. By an Assignment and Assumption Agreement dated as of January , 1990
(the "Assignment Agreement"), PGC assigned an undivided 50% interest in the
Lease to Lessee and an undivided 50% in the Lease to the CD Companies (as defined in the Assignment Agreement) (the "CD Companies"). Said Assignment
Agreement was recorded in memorandum form on January 29, 1990 in Book 548, Page
592 of the Official Records of Mono County, California.

     H. Concurrently with the Assignment to the CD Companies described in
Recital G, the CD Companies assigned their entire interest in the Lease to
Lessee.

     I. Lessor and Lessee now desire to modify the Lease for purpose of, among other things, modifying and/or clarifying certain rights and obligations of
Lessor and Lessee under the Lease.

                                      -18-

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree to amend the Lease as follows:

     1. Definitions. All capitalized terms contained herein, unless otherwise defined, shall have the meanings ascribed to such terms in the Lease.

     2. Modification of Exhibit "A-1". Lessor and Lessee agree to amend Exhibit
"A-1" to the First Amendment promptly upon the occurrence of "firm operation" of each New Plant, which amendment(s) shall be prepared on the basis of the same assumptions used for purposes of initially preparing said Exhibit "A-1", but which amendment(s) shall accurately reflect the appropriate commencement date for the effectiveness thereof.

     3. Modification of Exhibit "A-2". Exhibit "A-2" to the First Amendment is
hereby deleted in its entirety and Exhibit "A-2" hereto is substituted in its place.

     4. Property Taxes. Paragraph 18 of the Lease is hereby amended by adding the following before the last sentence of Paragraph 18:

     In this regard, all property taxes assessed by the Assessor on the respective property interests of the parties hereunder in respect of the leased land shall be shared by Lessee and Lessor in proportion to which the Assessor allocates the assessment of value among structures, improvements and personal property made or placed upon the leased land by Lessee, on the one hand, and the leased land as such (including the geothermal resources and the right to production thereof), on the other hand; provided, however, that any increase in tax assessments which arise after the date hereof by reason change in control of or ownership interests in Lessee shall be paid by "Lessee", and/"Lessee" shall indemnify and hold Lessor harmless therefor, including, without limitation, changes in control or of ownership interests in Lessee arising by reason of redemptions or transfers of interest. In addition, from and after January 1,
1990, Lessor and Lessee shall cooperate in good faith to pursue a joint strategy of settling on an agreed-upon methodology with the Assessor for valuation and allocation of property taxes, both historically and prospectively during the term of this Lease. Lessor and Lessee agree that each party shall represent its own interests as they shall appear and shall bear its own fees and costs, but shall seek, in good faith and to the extent reasonably practicable, to present a common position to the Assessor in a good faith effort to achieve the lowest overall property tax assessment applicable to both parties.

     5. Indemnification. Paragraph 18 of the Lease is hereby further amended by adding the following after the first sentence of Paragraph 18:

     Without limiting the generality of the foregoing or any other provision of this Lease (including, without limitation, Paragraphs 12 and 15 hereof) and in furtherance thereof, Lessee acknowledges that Lessor has not itself utilized or monitored Lessee's activities on the leased land and Lessee (i) acknowledges and agrees that Lessee is relying solely on its own investigation of the leased land with respect to the effect of (a) the presence, if any, of any underground tanks on the leased land or of any "hazardous substances", "hazardous materials" or
"hazardous wastes" (as defined under federal or California Law) (collectively, the "Hazardous Materials"), (ii) assumes the risk of all liabilities, claims, demands, actions and causes of action arising out of any such storage tanks or
Hazardous Materials on, at, in, under or about the leased

                                      -19-

land whether placed there now or at any point in the future while this Lease is in affect and, (iii) agrees to hold harmless, indemnify and defend Lessor against all claims with respect to the foregoing.

     6. Assignment of BLM Lease. Concurrently with the execution and delivery hereof, Lessor is assigning to Lessee all of Lessor's right, title and interest in and to that certain Geothermal Resource Lease (Mono-Long Valley Parcel #12)
dated March 1, 1982, between the United States and Magma Energy, as assigned to
Lessor (the "BLM Lease"). In consideration for such Assignment, Lessee shall pay to Lessor, on the date hereof, the amount of $89,468.06 by wire transfer of immediately available funds.

     7. BLM Approval. Lessee shall, within 180 days following the date hereof, obtain from the Department of Interior, Bureau of Land Management ("BLM") such approvals to the Assignment of the BLM Lease described in Paragraph 6 of this
Third Amendment as may be required in accordance with 43 C.F.R. 3241.2, and either (a) Lessee shall post a bond satisfactory to BLM if required thereby or
(b) if Lessor has heretofore posted a bond with BLM, then Lessee shall replace such bond and cause such bond to be released to Lessor. In the event Lessee fails to perform its obligations under this Paragraph 7, Lessee shall, upon request of Lessor, assign the BLM Lease to Lessor.

     8. Cross Default. Lessee shall be deemed to be in material breach of the
Lease, as amended hereby, in the event Lessee fails for any reason whatsoever to pay within five (5) days when due all royalties payable by Lessee for Lessor under the Lease, as amended hereby, in respect of the BLM Lease, including without limitation in the event the payment of all or any part of said royalties are determined to constitute impermissible overriding royalties. If Lessee or any lender or other party holding a beneficial interest in the BLM Lease fails to pay any royalty due under the ELM Lease within sixty (60) days after such royalty comes due, Lessor shall have the right to terminate the Lease upon written notice to Lessee.

     9. BLM Lease Property Taxes. From and after the date hereof, Lessee shall pay all property taxes payable in respect of the BLM Lease property and all rental and royalties payable under the BLM Lease, as though Lessee were the direct and original lessee thereunder, and lessee shall indemnify and hold harmless Lessor for all losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) in respect thereof.

     10. Matters Concerning the BLM Leases. To the best of Lessor's knowledge, without any review of title reports but based solely on Lessor's not having received any notice, certificate or document to the contrary, Lessor has no reason to believe there are any defects in Lessor's title to the BLM Lease. In addition, Lessor represents that all rental Payments and taxes attributable to the BLM Lease which have become due and payable have been paid in full.

     11. Effectiveness of Third Amendment. This Third Amendment shall be effective and become of full force and effect only upon receipt by Lessor of insurance binders or certificates in a form reasonably satisfactory to Lessor evidencing the maintenance by Lessee of all policies of insurance required to be maintained pursuant to Paragraph 18 of the Lease.

     12. Continued Effectiveness. Except as specifically provided in this Third
Amendment, the Lease shall remain in full force and effect in accordance with its original terms

                                      -20-

and conditions, except that the term "Lease" as used in the Lease shall hereafter mean the Lease as amended hereby.

     13. Counterparts. This Third Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single original instrument.

     14. Entire Agreement-Amendments. This Third Amendment, together with the
Lease and those certain letter agreements date of even date herewith, between
Lessor and Lessee, constitute the entire agreement of the parties with respect to the matters set forth herein, and the provisions hereof, together with the other documents enumerated in this Paragraph 14, shall supersede any and all prior agreements or understandings relating to the same subject matter. The
Lease, as amended hereby, may be further amended only by a writing signed by a duly authorized representative of both parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be signed by their duly authorized officers as of the day and year first above written.

                                           LESSOR:

                                           MAGMA POWER COMPANY, a Nevada
                                           corporation

                                           By: /s/ Jon R. Peele
                                              --------------------------------
                                           Name:  Jon R. Peele
                                           Its:  Senior Vice President

                                           By: /s/ Wallace C. Dieckmann
                                              --------------------------------
                                           Name:  Wallace C. Dieckmann
                                           Its:  Assistant Secretary

                                           LESSEE:

                                           MAMMOTH-PACIFIC, L.P., a California
                                           limited partnership

                                           By:  Pacific Geothermal Company,
                                           a California corporation,
                                           General Partner

                                           By: /s/ Claude Harvey
                                              --------------------------------
                                           Name: Claude Harvey
                                                ------------------------------
                                           Title: Sr. Vice President
                                                 -----------------------------

                                           Recording Requested By and
                                           When Recorded Return To:

                                           WILLILAM E. VINEY, ESQ.
                                           530 West 6th Street, Suite 623
                                           Los Angeles, California 90014

                                           By: CD Mammoth Lakes I Inc.,
                                              --------------------------------
                                               a Maryland Corporation
                                              --------------------------------
                                               General Partner

                                           By: /s/ Terry L. Ogletree
                                              --------------------------------
                                           Name: Terry L. Ogletree
                                                ------------------------------
                                           Its: President
                                               -------------------------------

                                      -21-